SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        February 9, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
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Unocal Corporation  outlined its financial outlook and strategic  approaches for
2000 at its annual global company review for Wall Street analysts and portfolio managers.

The company said it expects adjusted per share earnings of $1.40 to $1.50 for 2000 with a return on capital employed (ROCE) in the 8 to 9 percent range.

The forecasts for earnings and ROCE assume a worldwide production level of 528,000 barrels of oil equivalent per day, including minority and equity interests, an average West Texas Intermediate price of $21.50 per barrel of oil and a Henry Hub natural gas price of $2.55 per thousand cubic feet. This forecast also excludes projected earnings of $12 million to $24 million for the Unocal's agricultural products segment, which is expected to be sold in 2000.

The base case WTI price is significantly below the current NYMEX quote, and the company said it expects continued volatility in 2000, making accurate forecasting difficult. Unocal's adjusted earnings will change 14 cents per share for every $1 change in its average worldwide price of oil and 7 cents per share for every 10 cent change in the company's average Lower 48 natural gas price.

The forecasts also reflects certain assumptions on the success rate of the overall exploration portfolio. Unocal's earnings will change 11 cents per share for every 10-percent change in the overall success rate of the company's exploration drilling program.

The company is committed to improving the corporate return on capital employed. The company plans to do this by growing profitable production, continuing to attack its cost structure, and significantly increasing the percentage of development capital versus exploration capital

The company has kept its capital spending basically flat in 2000. The company is forecasting capital expenditures of $1.2 billion to $1.3 billion. This spending level includes capital for consolidated subsidiaries.

Management's goal is to return free cash flow to the stockholders in the form of cash dividends, debt reduction and possible share repurchases.

Forward-looking  statements regarding  forecasted  earnings,  cash flow, capital expenditures, commodity prices, return on capital, depreciation and amortization, expenses, and expected drilling success in this filing are based on assumptions concerning operational, geological, market, competitive, regulatory, environmental, and other considerations. Actual results could differ materially as a result of factors discussed in Unocal Corporation's 1998 Form 10-K report filed with the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  Februrary 15, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller